UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2023

MOBILE INFRASTRUCTURE CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	000-55760	47-3945882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 W. 4th Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 834-5110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07              Submission of Matters to a Vote of Security Holders.

On August 10, 2023, Mobile Infrastructure Corporation (“MIC”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of December 13, 2022, as amended by the First Amendment to Agreement and Plan of Merger, dated as of March 23, 2023 (as amended, the “Merger Agreement”), by and among MIC, Fifth Wall Acquisition Corp. III, a Cayman Islands exempted company (“FWAC”), and Queen Merger Corp. I, a Maryland corporation and a wholly-owned subsidiary of FWAC (“Merger Sub”). The proposals are described in detail in the joint proxy statement/prospectus filed with the Securities and Exchange Commission by FWAC and MIC on July 11, 2023, in connection with the Merger Agreement.

Each of the proposals submitted to a vote was approved by the requisite vote of the MIC stockholders. A brief description of the proposals voted upon at the Special Meeting and the final voting results regarding each proposal voted on are set forth below.

Proposal 1 – Charter Amendment Proposal

MIC stockholders approved the proposal to amend MIC’s charter to delete provisions related to roll-up transactions effective immediately prior to the effective time of the Merger (as defined below) (the “Charter Amendment Proposal”).

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
4,115,591	177,229	105,501	N/A

Proposal 2 – MIC Merger Proposal

MIC stockholders approved the merger of Merger Sub with and into MIC with MIC continuing as the surviving entity and immediately following the effectiveness of such merger, the merger of MIC with and into the successor of FWAC after its conversion to a Maryland corporation (“New MIC”), with New MIC continuing as the surviving entity (the “Merger”) pursuant to the terms and subject to the conditions of the Merger Agreement (the “MIC Merger Proposal”).

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
4,126,848	171,621	99,852	N/A

Proposal 3 – Compensation Proposal

MIC stockholders approved, on an advisory basis, the compensation that may be paid or become payable to the named executive officers of MIC in connection with the Merger.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
3,991,926	298,509	107,886	N/A

Proposal 4 – Adjournment Proposal

In connection with the Special Meeting, MIC also solicited proxies with respect to a proposal to adjourn the Special Meeting, from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the Charter Amendment Proposal or the MIC Merger Proposal if there were insufficient votes at the time of such adjournment to approve the Charter Amendment Proposal or the MIC Merger Proposal (the “Adjournment Proposal”). As there were sufficient votes to approve both the Charter Amendment Proposal and the MIC Merger Proposal, the Adjournment Proposal was not presented to the stockholders for approval at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE INFRASTRUCTURE CORPORATION

Date: August 10, 2023	By:	/s/ Stephanie L. Hogue
Name: Stephanie L. Hogue Title: President and Chief Financial Officer